EXHIBIT 99.3

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the combined financial position or results of operations for future periods or the financial position or results of operations that actually would have been realized had American Medical Systems Holdings, Inc. and TherMatrx, Inc. been a combined company during the specified periods. The unaudited pro forma condensed combined financial statements, including the related notes, are qualified in their entirety by reference to, and should be read in conjunction with, the historical financial statements and related notes of American Medical Systems Holdings, Inc., included in its Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on March 17, 2004, and August 12, 2004, respectively, and the historical audited financial statements and related notes of TherMatrx, Inc., included in the Form 8-K/A filed September 28, 2004.

The following unaudited pro forma condensed financial statements are accounted for in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations”. The pro forma adjustments are based upon preliminary estimates and available information. Final purchase accounting adjustments may differ from the pro forma adjustments presented. The pro forma condensed combined financial statements are based on the respective historical financial statements of American Medical Systems Holdings, Inc. and TherMatrx, Inc. and assumes the acquisition took place on January 4, 2004, and December 29, 2002, for the statements of operations, and July 3, 2004, for the balance sheet. The pro forma adjustments are based on the estimates and assumptions set forth in the notes to such pro forma financial statements.

American Medical Systems Holdings, Inc.
Pro Forma Condensed Balance Sheet
(Unaudited)

	AMS	TherMatrx	Pro Forma	Pro Forma
	July 3, 2004	June 30, 2004	Adjustments	Combined
Assets
Current assets
Cash and cash equivalents	$65,891	$273	$(42,676)	$23,488
Short term investments	11,349	3,761		15,110
Accounts receivable, net	36,922	3,092	—	40,014
Inventories, net	17,600	2,542	31	20,173
Deferred income taxes		6,126	78	6,204
Other current assets	1,904	174	(25)	2,053

Total current assets	139,792	9,842	(42,592)	107,042
Property, plant and equipment, net	23,471	222	(29)	23,664
Goodwill, net	98,989			98,989
Intangibles, net	15,215	1,850	29,150	46,215
Deferred income taxes	12,783		(7,242)	5,541
Investment in technology and other assets	5,260	18	—	5,278

Total assets	$295,510	$11,932	$(20,713)	$286,729

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$3,648	$247	$—	$3,895
Accrued compensation expenses	10,290	916	—	11,206
Accrued warranty expense	1,319		—	1,319
Other accrued expenses	5,459	1,127	—	6,586
Current portion of notes payable	7,363		—	7,363

Total current liabilities	28,079	2,290	—	30,369
Long-term notes payable	5,523	—	—	5,523
Contingent liability on acquisition			10,630	10,630
Stockholders’ equity Common stock	336	6,553	(6,553)	336
Preferred stock	—	6,500	(6,500)	—
Additional paid-in capital	208,201		—	208,201
Accumulated other comprehensive income	584		—	584
Retained earnings (accumulated deficit)	52,787	(3,411)	(18,290)	31,086

Total stockholders’ equity	261,908	9,642	(31,343)	240,207

Total liabilities and stockholders’ equity	$295,510	$11,932	$(20,713)	$286,729

See accompanying notes to unaudited pro forma combined financial statements.

American Medical Systems Holdings, Inc.
Pro Forma Condensed Statement of Operations
(Unaudited)

	AMS	TherMatrx
	Six Months Ended		Pro Forma	Pro Form
	July 3, 2004	June 30, 2004	Adjustments	Combined
Net sales	$96,406	$9,706	$—	$106,112
Operating expenses
Cost of goods sold	17,977	2,160	—	20,137
Marketing and selling	33,743	3,501	—	37,244
Research and development	7,161	290	—	7,451
General and administrative	10,086	1,426	—	11,512
Amortization of intangibles	2,119		1,550	3,669

Total operating expenses	71,086	7,377	1,550	80,013
Operating income	25,320	2,329	(1,550)	26,099
Other income (expense)
Royalty income	921		—	921
Interest income	310	9	(424)	(105)
Interest expense	(449)		—	(449)
Other income (expense)	(187)	360	—	173

Total other income (expense)	595	369	(424)	540
Income before income taxes	25,915	2,698	(1,974)	26,639
Provision for income taxes	9,459	—	(720)	8,739

Net income	$16,456	$2,698	$(1,254)	$17,900

Net income per share
Basic	$0.49	$—	$—	$0.54
Diluted	$0.47	$—	$—	$0.51
Weighted average common shares used in calculation
Basic	33,313	—	—	33,313
Diluted	35,004	—	—	35,004

See accompanying notes to unaudited pro forma combined financial statements.

American Medical Systems Holdings, Inc.
Pro Forma Condensed Statement of Operations
(Unaudited)

	AMS	TherMatrx
	Year Ended		Pro Forma	Pro Forma
	January 3, 2004	December 31, 2003	Adjustments	Combined
Net sales	$168,283	$12,982	$—	$181,265
Operating expenses
Cost of goods sold	27,353	3,432	—	30,785
Marketing and selling	63,324	5,526	—	68,850
Research and development	14,924	821	—	15,745
General and administrative	16,882	2,415	—	19,297
Amortization of intangibles	4,160		3,100	7,260

Total operating expenses	126,643	12,194	3,100	141,937
Operating income	41,640	788	(3,100)	39,328
Other income (expense)
Royalty income	2,797		—	2,797
Interest income	476	867	(881)	462
Interest expense	(1,828)			(1,828)
Other income (expense)	1,004	(44)	—	960

Total other income (expense)	2,449	823	(881)	2,391
Income before income taxes	44,089	1,611	(3,981)	41,719
Provision for income taxes	15,039		(1,453)	13,586

Net income	$29,050	$1,611	$(2,528)	$28,133

Net income per share
Basic	$0.88	$—	$—	$0.86
Diluted	$0.85	$—	$—	$0.82
Weighted average common shares used in calculation
Basic	32,854			32,854
Diluted	34,313			34,313

See accompanying notes to unaudited pro forma combined financial statements.

American Medical Systems Holdings, Inc.
Notes to Unaudited Pro Forma Combined Financial Statements

1.	Allocation of purchase price

For this presentation, the Company allocated the July 3, 2004, estimated purchase price of TherMatrx, Inc. as follows:

(Amounts in thousands)	Amount
Tangible assets acquired, net of liabilities assumed	$606
In-process research and development, net of tax effect	21,700
Developed technology and other intangible assets	31,000
Contingent liability on acquisition	(10,630)

Initial purchase price and acquisition costs	$42,676

The Company will make future cash payments to former Thermatrx, Inc. shareholders, based on the combined entity’s future sales of TherMatrx products. These payments are expected to be four times projected revenues during the earn-out period ending December 2005. The estimated value of future payments is $125.0 million.

The purchase price allocation to develop technology and other intangible assets and in-process research and development assumed was based on an independent valuation study to determine the respective fair values. Tangible assets acquired, net of liabilities assumed were stated at fair market value at the date of acquisition, based on management’s assessment. In accordance with purchase accounting rules, the acquired in process research and development of $35.0 million, will be expensed at an after tax effect amount of $21.7 million.

2.	Key to Pro Forma Adjustments

The unaudited pro forma condensed combined balance sheet and statements of operations include the adjustments necessary to give effect to the purchase and to reflect the allocation of the purchase price to the fair value of the assets acquired as noted above, including the elimination of Thermatrx, Inc.’s equity accounts. Summarized below are the pro forma adjustments necessary to reflect the acquisition of Thermatrx, Inc. based upon the purchase method of accounting in accordance with SFAS 141, “Business Combinations”.

(1)	To record cash used to consummate the acquisition, (including estimated closing costs of $2.2 million).

(2)	To adjust tangible assets to fair value at date of acquisition.

(3)	To record the value assigned to developed technology and other intangible assets.

(4)	To eliminate the equity accounts of TherMatrx, Inc. and to reflect a $35 million expense that would be recorded by the Company for acquired in-process research and development.

(5)	To record the excess of the estimated fair value of net assets acquired, over the initial purchase price.

(6)	To record amortization expense relating to value assigned to developed technology and other intangible assets to be amortized over 10 years.

(7)	To reflect decreased interest income resulting from a decrease in cash, for consideration paid.

(8)	To record tax effect of pro forma income statement adjustments.

3.	Other Information

Gross margins, as corrected for the timing adjustment of this amendment, improved primarily due to a June ending quarter mix of console sales much lower than in the past or than is anticipated in the future.

A non-recurring credit of $538,000 was realized by TherMatrx, Inc. in the quarter ended June 30, 2004 as part of a patent license fee related to its medical device product.